UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  August 2, 2013

THE KROGER CO.

(Exact Name of Registrant as Specified in Its Charter)

An Ohio Corporation

(State or Other Jurisdiction of Incorporation)

1-303	31-0345740
(Commission File Number)	(IRS Employer Identification No.)

1014 Vine Street, Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

(513) 762-4000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement

On August 2, 2013, The Kroger Co. (the “Company”) entered into an unsecured bridge loan agreement with Bank of America, N.A., as administrative agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated as Sole Lead Arranger and Sole Bookrunning Manager, and other lenders (the “Bridge Loan Agreement”).  The Company entered into the Bridge Loan Agreement to provide an additional source of financing, if necessary, to fund a portion of the previously announced acquisition of Harris Teeter Supermarkets, Inc., as described more fully in the Form 8-K filed by the Company on July 9, 2013 (the “Harris Teeter Acquisition”).

The Bridge Loan Agreement is based on, and contains substantially similar terms to, the Company’s existing credit agreement, amended and restated as of January 25, 2012, among the Company, Bank of America, N.A., as administrative agent, Citibank, N.A. as syndication agent, and certain lenders (the “Existing Credit Agreement”). The Bridge Loan Agreement provides the Company the ability to borrow, based on certain conditions, including consummation of the Harris Teeter Acquisition, up to $850 million, and matures 364 days after closing.

Borrowings under the Bridge Loan Agreement would bear interest at the three-month LIBOR rate plus an applicable margin determined by the Company’s credit ratings, as determined by S&P and Moody’s.  The applicable margin will also increase by 25 basis points every 90 days after funding. The Company will also pay a funding fee to each lender equal to 0.5% of such lender’s loan advance on the closing date of the financing, and duration fees on any loan amounts still outstanding of 0.5%, 0.75% and 1.0% on each of the 90th, 180th and 270th day, respectively, following the closing of the Harris Teeter Acquisition, and an annual ticking fee of 0.15% of the amount the lenders have committed. The Bridge Loan Agreement contains covenants, which, among other things, require the maintenance of a leverage ratio of not greater than 3.50:1.00 and a fixed charge coverage ratio of not less than 1.70:1.00.  The covenants and representations and warranties in the Bridge Loan Agreement are substantially the same as those contained in the Existing Credit Agreement.

The Company may repay the Bridge Loan Agreement in whole or in part at any time without premium or penalty.  The Bridge Loan Agreement is not guaranteed by the Company’s subsidiaries.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance SheetArrangement of a Registrant

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 2, 2013
THE KROGER CO.
(Registrant)

		By:	/s/ Paul Heldman
Paul Heldman
Executive Vice President, Secretary
and General Counsel